                                  RESIGNATIONS


         Due to the reorganization of the Company with VSUS Technologies Incorporated, a Delaware corporation, and the new direction the Company will be taking, the undersigned hereby resign as officers and directors of Formula Footwear, Inc., a Utah corporation, in seriatim, effective immediately.


Dated: 2/24/04                       /s/ Stephen R. Fry
      -----------------              --------------------------
                                     Stephen R. Fry


Dated: 2/24/04                       /s/ Harold Jenson
      -----------------              --------------------------
                                     Harold Jenson


Dated: 2/24/04                       /s/ Jason Jenson
      -----------------              --------------------------
                                     Jason Jenson